UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  December 8, 2025

Freshpet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36729	20-1884894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 US-206 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  201 520-4000

1450 US-206
Bedminster, New Jersey 07921
(Former Name or Former Address, if Changed Since Last Report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 8, 2025, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) of Freshpet, Inc., a Delaware corporation (the “Company”), in consultation with its independent compensation consultant, approved the grant of performance and time-based retention awards (collectively, the “2025 Retention Grant”) to the Company’s Chief Operating Officer, Ms. Nicola Baty.  The 2025 Retention Grant was awarded in the form of Restricted Stock Units (“RSUs”) in respect of the Company’s common stock, par value $0.001 per share, and was issued effective as of December 8, 2025 (the “Grant Date”) pursuant and subject to the Company’s 2024 Equity Incentive Plan.
In determining to award the 2025 Retention Grant, the Committee considered that Ms. Baty had joined the Company with an inducement equity package intended to provide multi-year alignment and retention, however due to market-driven valuation changes, the current value of those awards has substantially decreased, leaving Ms. Baty with minimal unvested equity to serve as an effective retentive tool. The Committee believes that by providing Ms. Baty with additional equity designed to reinforce retention, drive focus on long-term performance, and appropriately recognize the strategic responsibilities of this role within the executive team, the 2025 Retention Grant will maintain continuity of the Company’s leadership and ensure strong alignment with shareholders.
Effective as of the Grant Date, Ms. Baty was awarded the 2025 Retention Grant as set forth below:

Grant Date Value	Number of RSUs Granted Subject to Time-Based Vesting (“Time-Based RSUs”)	Number of RSUs Granted Subject to Performance-Based Vesting (“Performance-Based RSUs”)
$1,750,819.72	13,858	13,858

Subject to Ms. Baty’s continued employment with the Company as of the applicable vesting date, the Time-Based RSUs shall vest in two equal annual installments beginning January 3, 2027, and the Performance-Based RSUs shall vest, if at all, based 50% upon the achievement of the Company’s three-year (FY 2025-2027) cumulative net sales goal and 50% upon the achievement of the Company’s three-year Adjusted EBITDA margin goal.  Achieving the respective threshold goal would result in 80% of the target number of Performance-Based RSUs vesting for that goal and achieving the maximum goal or higher would result in 120% of the target number of Performance-Based RSUs vesting for that goal. If the threshold goals are not achieved, no Performance-Based RSUs would vest in respect of that applicable performance condition.  In addition to the condition that Ms. Baty remain employed by the Company as of the applicable vesting date, other key features of the awards include double-trigger accelerated vesting at 100% in the event of a qualifying termination following a change in control of the Company.  There are no provisions that permit vesting in connection with executive retirement.  Ms. Baty will remain eligible for participation in all other annual Company incentive plans.

The foregoing summary of the 2025 Retention Grant is a general description only and is qualified in its entirety by reference to the full text of the 2025 Retention Grant, which shall be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2025

FRESHPET, INC.

By:	/s/ Lisa Alexander
Name:	Lisa Alexander
Title:	General Counsel and Corporate Secretary